Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Company’s Registration Statement on Form S-8 (Registration Numbers 333-11669, 333-42403 and 333-130077) and on Form S-3 (Registration Numbers 333-08391 and 333-08216), of our report dated March 18, 2008, on our audit of the financial statements of CPI Aerostructures, Inc. as of and for the years ended December 31, 2007, 2006 and 2005 appearing in the 2007 Annual Report on Form 10-K.

/s/ J.H. Cohn LLP
Jericho, New York March 25, 2008